UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Hawaiian, Inc. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 FIRST HAWAIIAN, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 21, 2021 8:00 a.m. Hawaii Standard Time Via webcast by pre-registering before the meeting begins at register.proxypush.com/FHB Important Notice Regarding the Availability of Proxy Materials for the First Hawaiian, Inc. 2021 Annual Meeting of Stockholders to be Held on April 21, 2021 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2021 Annual Meeting of Stockholders are available on the Internet. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report on Form 10-K and 2020 Annual Report to Stockholders are available at http://proxy.fhb.com . If you want to receive a paper copy, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 9, 2021 to facilitate timely delivery. Matters intended to be acted upon at the meeting are listed below. The Board of Directors recommends that you vote FOR the following proposals: The election to our Board of Directors of the eight nominees named in the Proxy Statement to serve until the 2022 Annual Meeting of Stockholders A proposal to amend and restate the First Hawaiian, Inc. 2016 Non-Employee Director Plan principally to increase the total number of shares of common stock that may be awarded under that plan An advisory vote on the compensation of our named executive officers as disclosed in the attached Proxy Statement The ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021 THIS IS NOT A FORM FOR VOTING FPO www.proxypush.com/FHB Use the Internet to vote your proxy 24 hours a day, 7 days a week. Scan code to the right for mobile voting. Please have this Notice available.

Here's how to request a copy of the proxy materials and select delivery preferences: : Internet/Mobile – Access the Internet and go to www.investorelections.com/FHB . Follow the instructions to log in, and order copies. ( Email – Send us an email at paper@investorelections.com with “FHB Materials Request” in the subject line. The email must include: The 11-digit control # located in the box in the upper right hand corner on the front of this notice. Your preference to receive printed materials via mail -or-to receive an email with links to the electronic materials. If you choose email delivery you must include the email address. If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email. If you request an email copy, you will receive an email with a link to the current meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 9, 2021.